UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2009

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Financial Officer

On April 24, 2009, the Board of Directors (the “Board”) of Cerus Corporation (the “Company”) appointed Kevin D. Green, to serve as the Company’s principal financial officer effective as of May 1, 2009. Mr. Green, age 37, was recently appointed as the Company’s Chief Accounting Officer on March 14, 2009. Prior to that, Mr. Green had served as the Company’s Senior Director of Finance and Controller since January 2006. From 2000 until 2006, Mr. Green held various financial management positions with Macromedia, Inc., a software company acquired by Adobe Systems in 2005, including Director of Finance and Assistant Controller. Prior to joining Macromedia, Mr. Green was a member of PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services division. Mr. Green is a certified public accountant. There is no family relationship between Mr. Green and any executive officer or member of the Board. The change in Mr. Green’s compensation and benefits as a result of his recent appointments as principal financial officer and Chief Accounting Officer has not yet been determined by the Compensation Committee.

(e) Approval of New Form of Indemnity Agreement

On April 24, 2009, the Board also approved a new standard form of indemnity agreement (the “Indemnity Agreement”) and authorized the Company to enter into the new Indemnity Agreement with each of the Company’s directors, officers, employees and other agents. The new form of Indemnity Agreement provides that the Company will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, officer, employee or other agent, to the fullest extent permitted by the Company’s bylaws and Delaware law. The new form of Indemnity Agreement is filed as Exhibit 10.41 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.41	Form of Indemnity Agreement, adopted April 24, 2009.

1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: April 28, 2009	By:	/s/ Howard G. Ervin
Howard G. Ervin,
Vice President, Legal Affairs

2.

EXHIBIT INDEX

Exhibit Number	Description

10.41	Form of Indemnity Agreement, adopted April 24, 2009.

3.